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As filed with the Securities and Exchange Commission on December 3, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

UNITED STATES CELLULAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	62-1147325 (I.R.S. Employer Identification No.)

8410 West Bryn Mawr, Suite 700
Chicago, Illinois 60631
(773) 399-8900
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

LeRoy T. Carlson, Jr. United States Cellular Corporation c/o Telephone and Data Systems, Inc. 30 North LaSalle Street Chicago, Illinois 60602 (312) 630-1900	with a copy to: Stephen P. Fitzell, Esq. Sidley Austin Brown & Wood LLP Bank One Plaza Chicago, Illinois 60603 (312) 853-7000
(Names, addresses, including zip codes, and telephone numbers, including area code, of agent's for service)

Approximate date of commencement of proposed sale to the public:
From time to time after the Registration Statement becomes effective.

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-88344

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ ______

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee

Debt securities	$74,000,000	(1)	$74,000,000	$5,987(2)

(1)
The proposed maximum offering price per unit is omitted pursuant to General Instruction II(D) of Form S-3 Securities Act and will be determined the Registrant in connection with the issuance by the Registrant of the securities registered hereunder.

(2)
The registration fee has been calculated in accordance with Regulation 457(o) under the Securities Act of 1933 as $80.90 per $1,000,000 of the amount to be registered.

EXPLANATORY STATEMENT

        This registration statement on Form S-3 is being filed pursuant to Rule 462(b) and General Instruction IV to Form S-3 under the Securities Act of 1933, as amended, to register an additional $74,000,000 aggregate principal amount of debt securities. The contents of the registration statement on Form S-3 (Registration No. 333-88344), which registration statement was previously filed with the Securities and Exchange Commission on May 15, 2002 and was declared effective on May 28, 2002, are incorporated by reference into this registration statement.

SIGNATURES

        Pursuant to requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on the 3rd day of December, 2003.

UNITED STATES CELLULAR CORPORATION
By:	/s/ LEROY T. CARLSON, JR. LeRoy T. Carlson, Jr., Chairman

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the 3rd day of December, 2003.

Signature	Title

/s/ LEROY T. CARLSON, JR. LeRoy T. Carlson, Jr.	Chairman and Director
/s/ JOHN E. ROONEY John E. Rooney	President and Chief Executive Officer and Director
/s/ KENNETH R. MEYERS Kenneth R. Meyers	Executive Vice President—Finance and Treasurer (Chief Financial Officer) and Director
/s/ LEROY T. CARLSON* LeRoy T. Carlson	Director
/s/ WALTER C.D. CARLSON* Walter C.D. Carlson	Director
/s/ SANDRA L. HELTON* Sandra L. Helton	Director
/s/ PAUL-HENRI DENUIT* Paul-Henri Denuit	Director
/s/ J. SAMUEL CROWLEY* J. Samuel Crowley	Director
/s/ BARRETT A. TOAN* Barrett A. Toan	Director
/s/ HARRY J. HARCZAK, JR.* Harry J. Harczak, Jr.	Director
/s/ THOMAS S. WEBER Thomas S. Weber	Vice President and Controller (principal accounting officer)
*By:	/s/ LEROY T. CARLSON, JR. LeRoy T. Carlson, Jr. Attorney-in-Fact

SIGNATURE PAGE TO U.S. CELLULAR
FORM S-3 REGISTRATION STATEMENT

EXHIBIT INDEX

Exhibit No.	Description of Document
5	Opinion of Sidley Austin Brown & Wood LLP relating to the securities.
23.1	Consent of Independent Public Accountants.
23.2	Notice Regarding Consent of Arthur Andersen LLP
23.3	Consent of Counsel (included in Exhibit 5 above).
24	Powers of Attorney for certain directors.

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EXPLANATORY STATEMENT
SIGNATURES
EXHIBIT INDEX